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                                                                     EXHIBIT 3.5

                          CERTIFICATE OF DESIGNATION


     Jehu Hand and Kimberly Peterson certify that they are the President and Secretary, respectively, of Diva Entertainment, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"); that, pursuant to the Corporation's Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on December 28, 1998; and that none of the Series B Redeemable Convertible Preferred Stock referred to in this Certificate of Designation has been issued.

     1.  Creation of Series B Redeemable Convertible Preferred Stock.  There is
         -----------------------------------------------------------
hereby created a series of preferred stock consisting of 3,000 shares and designated as Series B Redeemable Convertible Preferred Stock, having the voting powers, preferences, and relative, participating, optional and other special rights, qualifications, limitations and restrictions that are set forth below.

     2.  Dividend Provisions.  The holders of shares of Series B Redeemable
         -------------------
Convertible Preferred Stock shall be entitled to receive cumulative preferential dividends, equal in value to $30.00 per share per annum, payable annually on each anniversary date of issuance and on conversion pro rata based on a 360-day year consisting of 12 months of 30 days each. In the option of the Corporation, such divided may be paid in cash or in shares of the Corporation's common stock (the "Common Stock") valued at the "Conversion Rate" (defined below), in effect as of the applicable date. Each share of Series B Redeemable Convertible Preferred Stock shall rank on a parity with each other share of Series B Redeemable Convertible Preferred Stock with respect to dividends.

     3.  Redemption Provisions.  The Series B Redeemable Convertible Preferred
         ---------------------
Stock may be redeemed, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time from the date of issuance. The Series B Redeemable Convertible Preferred Stock shall be redeemed at the redemption price of $1,000 per share, plus an amount equal to any dividends accrued and unpaid thereon to the date fixed for redemption. In the event that at any time less than all the Series B Redeemable Convertible Preferred Stock outstanding is to be redeemed, the shares to be redeemed may be selected pro rata, or by such other equitable method as may be determined by the Board of Directors of the Corporaiton. Notice of any redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Corporaiton, addressed to each holder of record of Series B Redeemable Convertible Preferred Stock to be redeemed at his last address as the same appears on the books of the Corporation, at least 30 days prior to the date designated for redemption. If fewer than all the shares of the Series B Redeemable Convertible Preferred Stock owned by such are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares. If such notice of redemption shall have been duly mailed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents for such stock, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of the holders of the shares of Series B Redeemable Convertible Preferred Stock to be redeemed so as to be available therefore, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding and any certificate for shares of Series B Convertible Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series B Redeemable Convertible Preferred Stock represented thereby shall no longer be deemed
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outstanding, and the holder of such certificate or certificates shall have with respect to such shares of Series B Redeemable Convertible Preferred Stock no rights in or with respect to the Corporation except the right to receive the redemption price thereof, without interest, upon the surrender of such certificate or certificates, and after the date designated for redemption, such shares of Series B Redeemable Convertible Preferred Stock shall not be transferable on the books of the Corporation.

     4.  Liquidation Provisions.  In the event of any liquidation, dissolution
         ----------------------
or winding up of the Corporation, whether voluntary or involuntary, the Series B Redeemable Convertible Preferred Stock shall be entitled to receive an amount
equal to $1,000.00 per share.   After the full preferential liquidation amount
has been paid to, or determined and set apart for the Series B Redeemable Convertible Preferred Stock and all other series of Preferred Stock hereinbefore or hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock. In the event the assets of the Corporation available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of the Corporation's Series B Redeemable Convertible Preferred Stock and all other series of Preferred Stock the entire amount of assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the Series B Redeemable Convertible Preferred Stock and of any other series of Preferred Stock hereinbefore or hereafter authorized and issued, and the holders of the Corporation's Common Stock shall receive
nothing.   For purposes of distribution upon dissolution, liquidation or winding up of the company, the Series B Redeemable Convertible Preferred Stock shall rank in parity with the Series A Convertible Preferred Stock. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the asset of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, and the Series B Redeemable Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in this Delaware General Corporation Law and (iii) the rights contained in other Sections hereof.

     5.  Conversion Provisions.  The holders of the shares of Series B
         ---------------------
Redeemable Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert.
               -----------------

                    (1) Each share of Series B Redeemable Convertible Preferred Stock (the "Preferred Shares") shall be convertible, at the option of its holder, at any time after issuance, and shall be mandatorily converted on the tenth anniversary of its date of issuance, into a number of shares of the Corporation's Common Stock at a conversion rate (the "Conversion Rate"), subject to the adjustments described below, equal to $1,000 divided by Sixty-Five Percent (65%) of the average "Market Price" (defined below) of the Common Stock for the five trading days immediately prior to the Conversion Date (defined below). For purposes of this Section 5(a)(1), "Market Price" for any date shall be the average bid price of the Common Stock on such date, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or the average bid price in the over-the-counter market if other than Nasdaq.

                    (2) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Shares, and in lieu thereof the number of shares of Common Stock issuable for each Preferred Share converted shall be rounded to the nearest whole number. Such

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number of whole shares of Common Stock issuable upon the conversion of one
Preferred Share shall be multiplied by the number of Preferred Shares submitted for conversion pursuant to the "Notice of Conversion" (defined below) to determine the total number of shares of Common Stock issuable in connection with any conversion.

                    (3) In order to convert the Preferred Shares into shares of Common Stock, the holder of the Preferred Shares shall: (i) complete, execute and deliver to the Corporation the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"); and (ii) surrender the certificate or certificates representing the Preferred Shares being converted (the "Converted Certificate") to the Corporation. The Notice of Conversion shall be effective and in full force and effect if delivered to the Corporation by facsimile transmission at (212) 807-8999. Provided that a copy of the Notice of Conversion is delivered to the Corporation on such date by facsimile transmission or otherwise, and provided that the original Notice of Conversion and the Converted Certificate are delivered to the Corporation within three (3) business days thereafter at 180 Varick Street, 13/th/ Floor, New York, New York 10014, the date on which notice of conversion was first given shall be deemed the "Conversion Date; and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to the Corporation within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Corporation shall, within two (2) business days thereafter, return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of Preferred Shares that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Corporation shall deliver, together with the certificates for the shares of Common Stock issuable upon such conversion as provided herein, a certificate representing the remaining number of Series B Redeemable Convertible Preferred Shares not converted.

                    (4) Upon receipt of a Notice of Conversion and the Converted Certificate, the Corporation shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Shares shall be entitled as provided herein, which shares shall constitute fully paid and nonassessable shares of Common Stock, to be issued to, delivered by overnight courier to, and received by such holder by the tenth (10/th/) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

                    (5) No less than 25 shares of Series B Redeemable Convertible Preferred Stock may be converted at any one time, unless the holder holds less than 25 shares and converts all shares at that time.

            (b)  Adjustments to Conversion Rate.
                 ------------------------------

                    (1)  Reclassification, Exchange and Substitution.  If the
                         -------------------------------------------
Common Stock issuable on conversion of the Series B Redeemable Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of

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the Series B Redeemable Convertible Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series B Redeemable Convertible Preferred Stock immediately before that change.

               (2)  Reorganizations, Mergers, Consolidations or Sale of Assets.
                    ----------------------------------------------------------
If at any time there shall be a capital reorganization of the Corporation's Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (5) or merger of the Corporation into another corporation, or the sale of all of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of Series B Redeemable Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Redeemable Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Series B Redeemable Convertible Preferred Stock would have been entitled upon such capital reorganization, merger or sale if the Series B Redeemable Convertible Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(2) (including adjustment of the Conversion Rate then in effect and number of shares receivable upon conversion of the Series B Redeemable Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

          (c) No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Redeemable Convertible Preferred Stock against impairment.

          (d) Certificate as to Adjustments.   Upon the occurrence of each
              ------------------------------
adjustment or readjustment of the Conversion Rate for any shares of Series B Redeemable Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Redeemable Convertible Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any reasonable time of any holder of Series B Redeemable Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Redeemable Convertible Preferred Stock.

          (e) Notices of Record Date.  In the event of the establishment by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series B Redeemable Convertible Preferred Stock at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such

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record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

          (f) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Redeemable Convertible Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Redeemable Convertible Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Series B Redeemable Convertible Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Corporation to fulfill its obligations to the holders hereunder, the Corporation will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (g) Notices.  Any notices required by the provisions hereof to be
              -------
given to the holders of shares of Series B Redeemable Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Corporation or to such other address of such holder or its representative as such holder may direct.

     6.   Voting.  Except as otherwise expressly provided or required by law,
          ------
the Series B Redeemable Convertible Preferred Stock shall have no voting rights.

     IN WITNESS WHEREOF, the Corporation has caused this Designation of Series B Redeemable Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this ___ day of _________ who, by signing their names hereto, acknowledge that this Designation is the act of the Corporation and state to the best of their knowledge information and belief, under penalties of perjury, that the above matters and facts are true in all material respects.

                                   DIVA ENTERTAINMENT, INC.



                                   By: /s/ Jehu Hand
                                      ----------------------------------
                                       Jehu Hand, President


                                   By: /s/ Kimberly Peterson
                                      ----------------------------------
                                       Kimberly Peterson,  Secretary

                                   EXHIBIT A

                            CONVERSION CERTIFICATE

                           DIVA ENTERTAINMENT, INC.

                Series B Redeemable Convertible Preferred Stock


     The undersigned holder (the "Holder") is surrendering to Diva Entertainment, Inc., a Delaware corporation (the "Company"), one or more certificates representing shares of Series B Redeemable Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or any portion of the Preferred Stock into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock") as set forth below.

     The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

Number of Shares of Preferred Stock being converted:____________________________

Applicable Conversion Price:____________________________________________________

Number of Shares of Common Stock Issuable:______________________________________

Number of Dividend Shares:______________________________________________________

Conversion Date:________________________________________________________________

Taxpayer Identification Number of Holder:_______________________________________

Delivery Instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:___________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                                             NAME OF HOLDER

                                             ___________________________________

                                             ___________________________________
                                             (Signature of Holder)

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